                                                                   EXHIBIT 10.43

                      CONRAIL-ALLEGHENY OPERATING CONTRACT

     THIS CONTRACT is made this 24th day of November 1992 by and between CONSOLIDATED RAIL CORPORATION ("Conrail"), a corporation of the Commonwealth of Pennsylvania, and ALLEGHENY RAILROAD ("Allegheny"), a corporation of the Commonwealth of Pennsylvania.

     WHEREAS, Hammermill Paper Company ("Hammermill"), predecessor of International Paper Company ("IP"), in 1985 acquired from Conrail and others, a line of railroad which runs from milepost 2.8 at Erie, Pennsylvania to Milepost
149.9 at Emporium, Pennsylvania ("Erie-Emporium Line") and certain ancillary trackage connecting thereto;

     WHEREAS, Hammermill upon acquisition of all properties that form the Erie-Emporium Line formed a corporation of the Commonwealth of all properties subsidiary, the to rehabilitate the line and provide rail service to shippers on and via said Erie-Emporium Line;

     WHEREAS, Hammermill also executed a Transportation Service Agreement (ICC-CR-C-1991) with Conrail for the provision of Unit Train Service ("Unit Train") between points in the state of Pennsylvania via said Erie-Emporium Line for account of Hammermill;

     WHEREAS, Hammermill, as owner of the Allegheny, granted Conrail a unit train operating easement over the Erie-Emporium Line to facilitate that Unit Train operation;

     WHEREAS, Allegheny, as successor to Hammermill, now wishes to clearly delineate Allegheny as railroad versus IP as shipper/receiver of commodities via the Unit Train;

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     WHEREAS, the parties to the 1985 Transportation Service Agreement desire to continue the Unit Train operation, and to that end, they desire, except as provided in Section 11(a), to terminate and restate the Transportation Service Agreement in its entirety by dividing the terms and obligations thereof into two separate agreements: one between Conrail and IP ("Conrail/IP Transportation Service Agreement") and this Contract between Conrail and Allegheny.

     NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the parties agree as follows:

     1. EFFECTIVE DATE; TERM OF AGREEMENT. This Contract shall take effect on
        ---------------------------------
January 1, 1992. This Contract and the service provided for herein shall then remain in effect until December 31, 1993 with year to year renewals by mutual consent for a period of four (4) years from the Effective Date; however, either party has the right to suspend this Contract for annual periods if IP notifies either of the parties of its intention not to renew the Transportation Service Agreement. Either party shall notify the other of its intention to suspend this Contract at least sixty (60) days prior to December 31 of each year. Notwithstanding the foregoing, however, Conrail may terminate this Contract at any time by thirty (30) days' written notice to Allegheny and IP in the event that Conrail (after obtaining any necessary regulatory approval) abandons or discontinues service on all or part of the Erie City or all or part of the Port Allegany-Lock Haven lines. Conrail shall serve Allegheny and IP with

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copies of all notices or applications which Conrail files with the ICC for the purpose of obtaining such abandonment approval.

     Upon expiration or termination of this Contract and the related Conrail-IP Transportation Service Agreement, Conrail agrees to execute and deliver to Allegheny releases suitable for recording of its Unit Train Attachment and Unit Train Operation Easements reserved and granted pursuant to the 1985 Conrail Hammermill Transportation Service Agreement (ICC CR-C-l991). In the event of Conrail's formalized abandonment of the Southern Tier Line in Pennsylvania, Conrail agrees to execute and deliver to Allegheny releases suitable for recording of its Erie-Corry Easement reserved and granted pursuant to the 1985 Conrail Hammermill Sale Agreement.

     Notwithstanding the foregoing, however, Allegheny may terminate this Contract at any time by thirty (30) days' written notice to Conrail and IP in the event that Allegheny (after obtaining any necessary regulatory approval) abandons or discontinues service on all or part of the Erie-Emporium Line. Allegheny shall serve Conrail and IP with copies of all notices or applications which Allegheny files with the ICC for the purpose of obtaining such abandonment approval.

     2. TRANSPORTATION SERVICE.
        ----------------------

     (a) Limitations on Service. Subject to the terms set forth in this Contract
         ----------------------
and without charge by Allegheny except as provided elsewhere herein, Conrail shall be permitted to provide only exempt contract rail service on the Erie-Emporium Line owned by Allegheny, solely for the account of IP pursuant to a Contract approved by the Interstate Commerce Commission pursuant

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to 49 U.S.C. Section 10713. The rail service shall be limited to Unit Train service (including stops at selected points for pick up and drop off of loaded and empty cars), conducted between the hours of 7 P.M. and 7 A.M. (except that Unit Train operation outside said hours may be permitted at the discretion of Allegheny's dispatcher) for the transportation of wood fiber (STCC 24-11) and woodpulp (STCC 26-111) between points in Pennsylvania, located on the Allegheny or Conrail. Allegheny may conduct railroad operations and roadbed construction and repairs on the Erie-Emporium Line between the hours of 7 P.M. and 7 A.M. only in such a manner that will not interfere with Conrail's performance of its obligations to IP under the Conrail-International Paper Transportation Service Agreement.

     (b) Operations after 7 A.M. If the westbound Conrail Unit Train operation
         -----------------------
to Erie does not complete its trip and exit the Erie-Emporium Line by 7 A.M. on two occasions per calendar month, as evidenced by written notification from Allegheny to Conrail, then Conrail shall pay to Allegheny $100 per hour, or fraction thereof, that the Unit Train is on the Erie-Emporium Line after 8 A.M. for each additional occasion during that calendar month provided that:

                    (i)  conrail is solely at fault for all delays, and

                    (ii) Conrail has had exclusive, unencumbered access to the
                         Erie-Emporium Line within the last 8 hours of the 12 hour window, and

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                   (iii) IP has ordered and Conrail has operated three
                         round-trip Unit Train Operations during each week in which there was a delay.

     (c) Operating Rules. Conrail crews shall be governed by Allegheny Operating
         ---------------
Rules, timetables, and special instructions while operating over the Erie-Emporium Line. This provision shall supersede any other provisions that may be contained elsewhere in this Contract or in related agreements. Conrail employees qualified on physical characteristics need not be requalified.

     (d) Procedures for Investigating Violations of Operating Rules. Allegheny
         ----------------------------------------------------------
may conduct an investigation at its option if a Conrail employee working on Allegheny's property is alleged to have violated Allegheny's rules, regulations, orders, practices or instructions, or if an incident occurs which requires an investigation under applicable agreement rules. To exercise its option, Allegheny will schedule the investigation and notify Conrail's Local Transportation Officer in the territory thereof, who will, in turn, arrange to issue proper notice to Conrail's employee(s) of the investigation. Allegheny's scheduling of the investigation must comply with the time limits provided in the applicable agreement on Conrail's railroad. Allegheny will provide its regulations, supplements, and safety rules to Conrail at no cost.

     If Allegheny conducts an investigation, Allegheny shall have the right to exclude from their Erie-Emporium Line any employee of Conrail, except officers, determined by

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Allegheny as the result of Allegheny's investigation or hearing described below, to be in violation of Allegheny's rules, regulations, orders, practices or instructions.

     In a major offense such as violation of Conrail's Rule G, dishonesty, insubordination, or a serious violation of operating rules, wherein Allegheny desires to bar Conrail's employee from service on Allegheny's Erie-Emporium Line pending an investigation by Allegheny, immediate verbal notification will be given to the appropriate Transportation Officer of Conrail so that proper written notice can be issued to the employee.

     If Allegheny conducts an investigation, its officer will conduct the investigation, but an officer of Conrail may be present to assure compliance with Conrail's labor agreement and practices with respect to investigation procedures. After the investigation is concluded, Allegheny will promptly furnish Conrail with two copies of the transcript and a recommendation as to the discipline to be assessed. Conrail's Transportation Officer will arrange to assess discipline, subject to receipt of Allegheny's recommended discipline, within the applicable time limits. If Allegheny recommends dismissal, Conrail reserves the right to change the recommendation to the extent of barring the individual from operating over Allegheny's territory.

     It is understood that Allegheny shall reimburse Conrail for all payments that Conrail might be required to make as a result of a challenge being made by the employee or his representative as to the discipline recommended by Allegheny and assessed by Conrail. Conrail agrees to notify Allegheny before committing itself to making payment of any claim. In the event a claim is progressed to an Adjustment Board, Allegheny will be given an opportunity to review Conrail's submission. Any payments made to employees, as a result of an investigation being "overturned", shall include not only actual wages, but in addition, shall include expenses which Conrail may be required to pay covering vacation allowances, Railroad Retirement taxes, unemployment insurance taxes and any other payroll tax or fringe benefits.

     (e) Scheduling. Conrail shall be permitted round trip Unit Train
         ----------
transportation service for service to IP between Erie and Lock Haven at least three (3) times per week in each direction.

     (f) Unit Train Coordinating Team. A Unit Train Coordinating Team shall be
         ----------------------------
established and shall consist of at least one representative each from Allegheny, Conrail, and IP. The parties shall meet at least quarterly to discuss the expected scope of operations; i.e., number of trains, train start and finish times, the number of trailing cargo units, maintenance of track, seasonal shutdowns or any other item that might impact the Unit Train operation during the next three to six weeks.

     (g) Performance Standard. Each Unit Train performing the rail service
         --------------------
permitted by Section 2(a) is scheduled to complete the trip between Erie and Lock Haven within twelve (12) hours ("Conrail Unit Train Operating Standard") (determined by the interval between the time when Conrail's crew comes on duty at Lock Haven and goes off duty at Erie, or vice versa for the return trip), with a transit time allowance of eight (8) hours over the Erie-Emporium Line, including stops of thirty (30) minutes each

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for pick up and drop off of loaded and empty cars at two points on the
Erie-Emporium Line ("Allegheny Unit Train Transit Standard"), and a transit time allowance of four (4) hours over the remainder of the trip between Lock Haven and Erie, including one thirty (30) minute stop for pick up and drop off of loaded and empty cars at Emporium on the Port Allegany-Lock Haven line.

     (h) Deviation from Unit Train Performance Standard.
         ----------------------------------------------

     (1) If Conrail incurs two (2) recrews pursuant to Section 3(a), as evidenced by notification pursuant to Section 3(e), during a time period of fourteen (14) consecutive calendar days, then Conrail shall not be obligated to route Unit Train traffic over the Erie-Emporium Line until problems have been rectified and the Allegheny Unit Train Transit Standard has been restored by Allegheny, as evidenced in writing by Allegheny to Conrail. Further, in the event that Conrail does not route the Unit Train traffic via the Erie-Emporium Line, Allegheny shall have the obligation to handle loaded and empty cars destined to or originating from the Erie-Emporium Line to/from Conrail at Erie and/or Emporium as appropriate, at no charge to Conrail.

     (2) In the event the Erie-Emporium Line cannot be transited within twelve
(12) hours, Conrail shall have the obligation to route the Unit Train over its railroad via Buffalo, and the Allegheny shall have the obligation to bring loaded and empty cars destined to or originating from the Erie-Emporium Line to/from Conrail at Erie and/or Emporium as appropriate, at no charge to Conrail.

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     (i) Conrail's Breakdowns on the Erie-Emporium Line. If by reason of any
         ----------------------------------------------
mechanical failure or for any other cause not resulting from an accident or derailment, a train or locomotive of Conrail becomes stalled and unable to proceed under its own power, or fails to maintain normal operating speed over the Erie-Emporium Line, or if in emergencies crippled or otherwise defective cars are set out of Conrail's trains on any portion of the Erie-Emporium Line or on other Allegheny property, Allegheny shall have the option to furnish motive power or such other assistance as may be necessary to haul, help, or push such trains, locomotives, or cars, or to properly move the disabled equipment off the Erie-Emporium Line, and Conrail shall reimburse Allegheny for the cost of rendering any such assistance. In the event that Allegheny fails to agree within fifteen minutes after receipt of Conrail's request for help that it will provide the motive power necessary to move Conrail's disabled equipment off the Erie-Emporium Line, or in the event that Allegheny fails to provide such motive power at the site of Conrail's disabled equipment as soon as practicable following receipt of Conrail's request for same, then Conrail shall be free to provide its own motive power to move its disabled equipment. If it becomes necessary to make repairs to, or adjust or transfer, the lading of such crippled or defective cars in order to move them off the Erie-Emporium Line, Conrail shall reimburse Allegheny for the cost of any such work done by Allegheny.

     3. TRAIN RECREW

     (a) Allegheny Default. If a Unit Train does not meet the Conrail Unit Train
         -----------------
Operating Standard due to failure to

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traverse the Erie-Emporium Line within eight (8) hours resulting from circumstances within Allegheny's control, and Conrail is required to employ additional crews to complete the trip to comply with the Federal 12 hour law, then Conrail will assess Allegheny and Allegheny will pay a crew recall charge which shall be $1,500.00 for each additional crew needed to complete the trip between Erie and Lock Haven.

     (b) Conrail Default. If a Unit Train does not meet the Conrail Unit Train
         ---------------
Operating Standard resulting from circumstances within Conrail's control, and Conrail is required to employ additional crews to complete the trip to comply with the Federal 12 hour law, then Conrail shall crew the Unit Train at its own expense.

     (c) Joint Default. If the failure to meet the Conrail Unit Train Operating
         -------------
Standard is partially attributable to Allegheny and to Conrail, Conrail will assess and Allegheny shall pay a crew recall charge of $750.00 for each additional crew needed to complete the trip between Erie and Lock Haven.

     (d) Renegotiation of Train Recrew. In the event that train recrew charges
         -----------------------------
arising under this Section 3 become burdensome to either party, then at the request of the burdened party, the other party agrees to negotiate in good faith the addition of a second crew to operate the Unit Trains performing the rail service permitted by Section 2(a) hereof, with appropriate adjustment of the applicable terms and conditions of this Contract. In the event the parties fail to reach agreement upon such renegotiation, such failure shall not constitute a breach of this

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

Contract and it shall continue in force in accordance with its terms

     (e) Allocation of Responsibility. In order to fairly allocate
         ----------------------------
responsibility between the parties for crew recall charges, Conrail shall advise Allegheny's dispatcher by telephone (at the telephone number which Allegheny designates from time to time) after each incident requiring a train recrew for which Conrail intends to hold Allegheny responsible for all or part of a recrew charge, to be followed within seven days of such incident with a copy of Conrail's complete report relating to the trip including its Freight Conductor's Delay Reports, covering the entire Erie-Lock Haven trip which required more than twelve (12) hours of transit time and for which Conrail intends to hold Allegheny responsible for all or any portion of resulting recrew charges. Conrail shall issue appropriate orders to its train crews to enter into their record relating to each trip the times at which they pass Mileposts 2.8 and 149.9.

     4. MAINTENANCE.
        -----------

     (a) Maintenance of Erie-Emporium Line. Allegheny shall at its own expense
         ---------------------------------
and without expense to Conrail, maintain the Erie-Emporium Line to the Allegheny Unit Train Transit Standard which will permit the Unit Train to traverse the Erie-Emporium Line in 8 hours or less and meet Allegheny's obligations under this Contract and the International Paper-Allegheny Transportation Service Agreement, subject to Allegheny's right to abandon all or any portion of said Line upon obtaining any necessary regulatory approval.

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

     (b) Track Inspection. Allegheny, at its sole expense, shall engage the
         ----------------
services of a track geometry car inspection service at least annually, and Conrail, at its sole expense, may engage the services of a track geometry car inspection service up to three times per year, and said contractor for each party shall provide a copy of the detailed inspection reports directly to the other party at the following addresses:

                          Consolidated Rail Corporation
                          2001 Market Street 17N0
                          P. O. Box 41417
                          Philadelphia, Pennsylvania 19101-1417
                          Attention: Senior Vice President - Operations

                          Buffalo & Pittsburg Railroad, Inc.
                          201 North Penn Street
                          Punxsutawney, PA 15767
                          Attention: Vice President - Operations

     Allegheny shall use the detailed results to cure defects that would impact its ability to meet the Allegheny Unit Train Transit Standard.

     5. CHANGES TO THE ERIE-EMPORIUM LINE.
        ---------------------------------

     (a) Additions or Retirements by Allegheny. From time to time and at its
         -------------------------------------
sole cost and expense, Allegheny may make such changes in, additions and betterments to, or retirements from, the Erie-Emporium line as shall, in its judgment, be necessary or desirable for the economical or safe operations thereof, provided that such changes do not adversely affect Conrail's ability to perform its obligations under the Transportation Service Agreement, or such further changes as Allegheny may be required by any law, rule, regulation or ordinance promulgated by any governmental body having jurisdiction. Such additions and betterments shall be subject to this Contract and such retirement shall be excluded from the terms of this Contract.

     (b) Changes Requested by Conrail. If the parties agree (which agreement
         ----------------------------
shall not be unreasonably withheld by Allegheny) that changes in or additions and betterments to the Erie-Emporium Line, including changes in communication or signal facilities, are required to accommodate Conrail's operations beyond those required by Allegheny to accommodate its own operations, Allegheny shall construct the additional or altered facilities and Conrail shall pay to Allegheny the cost thereof, including the annual expense of maintaining, repairing and renewing such additional or altered facilities.

     6. FORCE MAJEURE.
        -------------

     (a) Definition. For purposes of this Contract force majeure shall include,
         ----------
but not be limited to acts of God, floods, storms, earthquakes, hurricanes, tornadoes, or other severe weather or climatic conditions; acts of public enemy, war, blockade, insurrection, vandalism or sabotage; fire, accident, wreck, derailment, washout or explosion; any strike, lockout or labor dispute experienced by the parties or by third parties; embargoes or Association of American Railroads service orders; or governmental laws, orders or regulations; any of which events require the shutdown of any portion of the Erie-Emporium Line, involved Conrail lines, or any portion of IP's pulp or paper manufacturing facilities in Erie or Lock Haven, Pennsylvania, or related wood fiber sourcing operations in Pennsylvania, or otherwise prevent any party from fulfilling its obligations hereunder.

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

     (b) Suspension of Obligations. If occurrences outside the control of the
         -------------------------
parties, including force majeure as set forth in Section 6(a), but not limited thereto, prevent either of the parties from meeting its obligations hereunder, then the obligations of such parties under this Contract shall be abated to the extent, but only to the extent made necessary by such force majeure and during its continuance, provided that reasonable efforts are made to eliminate the effect of such force majeure and neither party shall be liable to the other for loss, damage, or delay caused by such force majeure.

     (c) Conrail Notices Concerning Force Majeure. (i) Where possible Conrail
         ----------------------------------------
shall provide Allegheny and IP with written notice concerning any situation of which Conrail is aware which may require Conrail to invoke force majeure and the anticipated duration thereof; (ii) written notice of the event and a short description of the impact (including anticipated duration) shall accompany the actual invocation of force majeure by Conrail; (iii) as soon as it appears that the force majeure situation is coming to an end, Conrail shall provide Allegheny and IP verbal and written notice of the date on which it expects the situation giving rise to force majeure to be corrected and full service to resume; (iv) Conrail shall not forfeit any right to proceed under the force majeure provisions of this Contract by not invoking such provisions at the time it first learns of a force majeure situation.

     (d) Allegheny Notices Concerning Force Majeure. (i) Where possible
         ------------------------------------------
Allegheny shall provide Conrail and IP with written notice concerning any situation of which Allegheny is aware which may require Allegheny to invoke force majeure and the anticipated duration thereof; (ii) written notice of the event and a short description of the impact (including anticipated duration) shall accompany the actual invocation of force majeure by Allegheny; (iii) as soon as it appears that the force majeure situation is coming to an end, Allegheny shall provide Conrail and IP verbal and written notice of the date on which it expects the situation giving rise to force majeure to be corrected and full service to resume; (iv) Allegheny shall not forfeit any right to proceed under the force majeure provisions of this Contract by not invoking such provisions at the time it first learns of a force majeure situation.

     (e) Rerouting of Unit Train Via Buffalo in the Event of an Allegheny Force
         ----------------------------------------------------------------------
Majeure. In the event of force majeure and the Erie-Emporium Line is not
- -------
passable, Conrail shall route the Unit Train over its railroad via Buffalo, and the Allegheny shall bring cars to the Emporium or Erie interchange as possible at no charge to Conrail.

     7. ALLOCATION OF LIABILITY; INDEMNITY.
        ----------------------------------

     (a) General. As between the parties hereto responsibility for loss of or
         -------
damage to property (hereinafter referred to as damage) and injury to or death of persons (hereinafter referred to as injury) shall be governed by Paragraphs (b) through (e) of this Section. The party which is responsible shall release the other party from responsibility for such injury or damage and shall defend, indemnify, protect, and save harmless the other party (and its officers, agents, and employees) from and against all claims, actions, liability, judgements, loss, and

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

expenses (including legal expenses and attorneys' fees) in connection with, or arising out of, such injury or damages.

     (b) FELA. In the event Conrail is held to be liable under the Federal
         ----
Employers Liability Act (or any amendments thereto) based on a finding that Conrail failed to provide a safe place to work or failed to correct or guard against an unsafe condition on the Erie-Emporium Line which occurs with the trains, locomotives, cars, or equipment of, or in the account of, only Conrail being involved, then Allegheny shall be responsible for such injury, EXCEPT where it is established that the damage or injury was proximately caused by defective locomotives, cars or equipment of Conrail or of acts or omissions which, under the common law of Pennsylvania, would constitute actionable fault or negligence on the part of Conrail, in which case Conrail shall be responsible for such injury. Failure by Conrail to make complaint to Allegheny with respect to unsafe working conditions or with respect to Allegheny's failure to carry out its obligations under this Contract, or knowledge of such matters on the part of Conrail, shall not constitute acquiescence therein by Conrail or actionable negligence on the part of Conrail.

     (c) Operations Over and Condition of Erie-Emporium Line. In the event of
         ---------------------------------------------------
loss of or damage to property including damage to or destruction of the environment, (hereinafter "damage"), or injury to or death of persons (hereinafter "injury"), whether incurred by the parties hereto or by third parties, arising out of the activities covered by this Contract or the acts or omissions of the parties in connection therewith, the responsibility of the parties shall be as follows:

          (1) Each party shall be responsible for damage or injury, solely caused by the gross negligence or willful misconduct of its own officers, agents or employees, with no concurring fault or negligence of the other party.

          (2)       Except as provided in Paragraph (1) of this Subsection (c),

                    (i) Each party shall be responsible for damage or injury to its own property, equipment, and employees and to freight and equipment in its possession. For purposes of this subsection, the property, equipment and employees of any agent, contractor, grantee or licensee of a party hereto (except a person having only farm or other private rights to cross the track) shall be deemed to be the property, equipment and employee of such party; and

                    (ii) Responsibility for all other damage or injury
                         (including that incurred by third parties) shall be borne by the party whose train was involved in the cause of the loss, except that neither party shall be responsible to the other for damage to equipment or freight owned by or being transported for International Paper Co.

     (d) Parties' Insurance Coverage. Conrail and Allegheny each agree promptly
         ---------------------------
after execution of this Contract to take steps (including notification of their respective insurance carriers) to assure that the indemnities and waivers of recovery provided for in this Section shall not invalidate, or preclude recovery under, any applicable policies of insurance which Allegheny and Conrail may have; and upon request each party shall furnish the other party copies of the certificates from its insurance carriers to such effect, which in the case of Allegheny shall not be less than $5 Million.

     (e) Wrecking, Rerailing and Roadbed Restoration Service. Whenever Conrail's
         ---------------------------------------------------
use of the Erie-Emporium Line results in a derailment or wreck which requires rerailing, wrecking, or wrecking train service, Allegheny shall arrange or perform such service, including the repair and restoration of roadbed, track, and structures damaged as a result of any wreck or derailment. The cost and expense thereof, including without limitation loss of, damage to, and destruction of any property whatsoever and injury to or death of any person or persons whomsoever resulting therefrom, shall be apportioned in accordance with the provisions of Section 7(c) hereof. Allegheny shall arrange for delivery to or deliver to Conrail all locomotives, cars, and equipment, and salvage from the same, so picked up and removed from the Erie-Emporium Line in the course of performing wrecking or rerailing service which are owned by or under the management and control of or used by Conrail at the time of such wreck or derailment, except for cars and equipment owned or leased by Allegheny or IP. Custody, control and responsibility for such cars and equipment shall be assumed by the owning or leasing party, either Allegheny or IP.

     8. INVESTIGATION ADJUSTMENT AND DEFENSE OF CLAIMS.
        ----------------------------------------------

     (a) General. All claims, injuries, deaths, property damage, and losses
         -------
arising out of or connected with this Contract shall be investigated, adjusted and defended by the party bearing the liability, cost, and expense therefor, under the provisions of this Contract, provided that prior to the determination of the responsible party, the parties shall cooperate in such investigation, adjustment and defense. In the event a claim or suit is asserted against Allegheny or Conrail which is the other's duty hereunder to investigate, adjust, or defend, then, unless otherwise agreed, such other party shall, upon request, take over the investigation, adjustment, and defense of such claim or suit.

     (b) Allocation of Costs of Investigation, Adjustment and Defense. All costs
         ------------------------------------------------------------
and expenses in connection with the investigation, adjustment, and defense of any claim or suit under this Contract shall be included as costs and expenses in applying the liability provisions set forth in this Contract, except that salaries or wages of full-time claim agents, full-time attorneys, and other full-time employees of any party engaged directly or indirectly in such work shall be borne by such party.

     (c) Settlement of Claims Involving Both Parties. Neither party shall settle
         -------------------------------------------
or compromise any claim, demand, suit,
or cause of action for which any other party has any liability under this Contract without the concurrence of such other party if the consideration for such settlement or compromise exceeds Ten Thousand Dollars ($10,000).

     9. ASSIGNMENTS. Neither Allegheny nor Conrail shall assign its rights under
        -----------
this Contract without the prior written consent of the other, except that Allegheny may assign this Contract to Allegheny & Eastern Railroad, Inc. in connection with the sale of the assets of Allegheny to Allegheny & Eastern Railroad, Inc. Neither party shall withhold its consent unreasonably.

     10. NOTICES. Any notice, election or other correspondence required or
         -------
permitted hereunder shall be in writing and shall become effective upon receipt. However, matters of an emergency or operating nature may be communicated by telephone, telegraph or other reasonable means and shall as soon as practicable be confirmed in writing.

     If to Conrail:

          Consolidated Rail Corporation
          Room C24A
          Two Commerce Square
          Philadelphia, Pennsylvania 19101-1424
          Attention: Assistant Vice President -
                     Forest Products

     With a copy to:

          Consolidated Rail Corporation
          Two Commerce Square
          17th Floor
          Philadelphia, Pennsylvania 19101-1417
          Attention: Senior Vice President - Development

     and a copy to:

          Consolidated Rail Corporation
          17th Floor
          Two Commerce Square
          Philadelphia, Pennsylvania 19101-1417


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

          Attention: Senior Vice President - Operations

     If to Allegheny:

          President, Allegheny Railroad
          316 Pine Street
          Warren, PA 16365

     If matter of an emergency nature:

          Consolidated Rail Corporation
          Room 9C
          Two Commerce Square
          Philadelphia, PA 17101-1409
          Attention: Director - Unit Train Operation

     11. GENERAL.
         -------

     (a) Entirety of Agreement. This Contract, together with the Easement
         ---------------------
Operating Agreement, the Short Line Operating Agreement, Interlocking Agreement, and the Interchange Agreement executed by Conrail and Hammermill in 1985, sets forth the entire understanding of the parties hereto with respect to the operations contemplated hereby and may not be amended except by further written instrument executed by the Parties hereto. In the event of conflict between the Easement Operating Agreement, the Short Line Operating Agreement, the Interlocking Agreement and the Interchange Agreement on the one hand and this Contract on the other, this Contract shall prevail. Except as just noted, any previous agreements or understandings between the parties reqarding the subject matter hereof are merged into and superseded by this Contract. Section headings and captions shall not be considered in interpreting this Contract.


     (b) Statements in Documents. All statements or undertakings contained in
         -----------------------
any certificate, instrument or document delivered by or on behalf of either party pursuant to this Contract shall be deemed, respectively, representations and

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

warranties by the party responsible for such statement or undertaking.

     (c) Survival of Obligations. Obligations of either party arising or
         -----------------------
accruing prior to the expiration or termination of this Contract shall survive such expiration or termination and shall be binding upon and inure to the benefit of, and be enforceable by, the successors and assigns of the respective parties.

     (d) Governing Law. This Contract and the rights and obligations accruing
         -------------
hereunder shall be construed and enforced in accordance with the laws of Pennsylvania.

     (e) Waiver. No waiver by either party of any right or of any failure of, or
         ------
refusal by, the other party to comply with its obligations under this Contract shall be deemed a waiver of any right or of any other or subsequent failure or refusal to so comply.

     (f) No Third Party Rights Hereunder. The terms set forth herein, and each
         -------------------------------
and every provision hereof, are for the exclusive benefit of the parties hereto and not for the benefit of any third party other than IP. Nothing herein contained shall be taken as creating or increasing any right in any third person to recover by way of damages or otherwise against any of the parties hereto.

     (g) Counterparts. This Contract may be executed simultaneously in two or
         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

     12. ARBITRATION. Any controversy or claim arising out of or relating to
         -----------
this Contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction. The arbitration shall be heard before a panel of three (3) arbitrators. All expenses of the arbitration shall be borne by the parties equally; however, each party shall bear the expense of its own counsel and experts.

     13. CONFIDENTIALITY. Each party agrees to be bound by the standards
         ---------------
contained in 49 USC 11910 of the Interstate Commerce Act (Unlawful Disclosure of Information) and to limit the disclosure of any provisions of this Contract to information required by statute or government regulations, or necessary to properly conduct their business, and to only those employees of the parties hereto necessary to execute the express provisions of this Contract. Notwithstanding the foregoing, either party may disclose the provisions of this Contract to its parent, affiliate and subsidiary companies.

     IN WITNESS WHEREOF, the authorized officials of the Parties hereto have caused this Contract to be duly executed as of the day and year first above written.

ALLEGHENY RAILROAD                        CONSOLIDATED RAIL CORPORATION

By: /s/ W.V. Gentilman                    By: /s/ R. Paul Carey
  --------------------------------           ---------------------------
                                             General Manger
                                             Contracts and Asset Utilization


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